Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE
CRAWFORD & COMPANY REPORTS 2017 FOURTH QUARTER RESULTS
ANNOUNCES NEW GLOBAL SERVICE LINE STRUCTURE
ISSUES INITIAL 2018 GUIDANCE

ATLANTA, (March 7, 2018) -- Crawford & Company (www.crawfordandcompany.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the fourth quarter and year ended December 31, 2017.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

Consolidated Results
Full Year 2017 Summary

•	Revenues before reimbursements of $1.106 billion, compared with $1.109 billion in 2016

•	Net income attributable to shareholders of $27.7 million, compared to $36.0 million in the same period last year

•	Diluted earnings per share of $0.52 for CRD-A and $0.45 for CRD-B, compared with $0.67 for CRD-A and $0.60 for CRD-B in the prior year

•
Diluted earnings per share of $0.94 for CRD-A and $0.87 for CRD-B on a non-GAAP basis in 2017, before goodwill impairment charges, restructuring and special charges, and the impact of tax reform in the U.S., compared to $0.79 for CRD-A and $0.71 for CRD-B in the prior year

•	Consolidated operating earnings, a non-GAAP financial measure, were $95.7 million or 8.7% of revenues in 2017, compared with $92.1 million or 8.3% of revenues in 2016

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $131.8 million or 11.9% of revenues in 2017, compared with $126.2 million or 11.4% of revenues in 2016

Fourth Quarter 2017 Summary

•	Revenues before reimbursements of $298.8 million, compared with $272.4 million for the 2016 fourth quarter

•	Net (loss) income attributable to shareholders of $(2.0) million, compared to $7.8 million in the same period last year

•	Diluted (loss) earnings per share of $(0.03) for CRD-A and $(0.05) for CRD-B, compared with $0.14 for CRD-A and $0.13 for CRD-B in the prior year fourth quarter

•
Diluted earnings per share of $0.30 for CRD-A and $0.28 for CRD-B on a non-GAAP basis in the 2017 fourth quarter, before goodwill impairment charges, restructuring and special charges, and the impact of tax reform in the U.S., compared to $0.17 for CRD-A and $0.15 for CRD-B in the prior year fourth quarter

•
Consolidated operating earnings, a non-GAAP financial measure, were $24.2 million or 8.1% of revenues in the 2017 fourth quarter, compared with $20.3 million or 7.4% of revenues in the 2016 fourth quarter

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $34.4 million or 11.5% of revenues in the 2017 fourth quarter, compared with $29.1 million or 10.7% of revenues in the 2016 period

Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “Overall, I am pleased with our results this quarter as we delivered 19% operating earnings growth driven by strength in our U.S. Services segment which continued to benefit from the recent CAT activity, our International segment which experienced strong operating margin expansion, and Broadspire which continued to deliver consistent revenue and earnings growth. I am particularly proud that all three of these divisions ended the year with operating margins in excess of 10% which has been management’s medium term goal. The one challenge to note in the quarter was our Garden City Group segment which continues to experience a difficult market backdrop combined with the expected wind down of a large project that contributed to the segment’s loss. As a result, we recorded a non-cash $19.6 million goodwill impairment charge in the quarter related to the Garden City Group segment. This charge had no impact on our Credit Agreement, liquidity, or operating results. On a non-GAAP basis before goodwill impairment charges, restructuring and special charges, and the impact of U.S. tax reform, our diluted earnings per share for CRD-B surged 87% in the 2017 fourth quarter as compared to the 2016 fourth quarter, aided by the one-time tax benefit of $0.05 per share we referred to last quarter.
“Our goal is to build upon the Company’s strong momentum as we focus on delivering consistent revenue growth. We have grown non-GAAP CRD-B diluted earnings per share at a 39% compounded annual rate over the last two years, largely driven by expense reduction and improved operational efficiencies. We now must position Crawford to deliver sustained, long-term revenue growth. To accomplish this, effective with the 2018 first quarter we have made the strategic decision to reorganize the Company into a global service line reporting structure that will better enable our sales teams to increase market share and grow the company. These three operating segments will be known as: Crawford Claims Solutions which is comprised of our global insurance claims business, Crawford TPA Solutions - Broadspire, which includes our global Broadspire business, and Crawford Specialty Solutions which contains Contractor Connection, Garden City Group and our Global Technical Services businesses. The Company will be providing restated historical quarterly results in the new operating segment format prior to filing its first quarter 2018 Form 10-Q.
Mr. Agadi concluded, “Through the third and fourth quarters, we invested heavily in our business to support our clients as they managed through an unprecedented level of CAT activity. We believe this investment has differentiated Crawford in the market and positions the Company, along with our pending business segment realignment, to increase our market share and grow revenues. Looking forward, our goal is to deliver 5% annual revenue growth and 15% annual earnings growth over the longer term. While our 2018 results will be impacted by the expected challenges in our Garden City Group business, we are confident in our longer term outlook of delivering sustained growth.”

Segment Results for the Fourth Quarter and Full Year
U.S. Services
U.S. Services revenues before reimbursements were $84.8 million in the fourth quarter of 2017, increasing 48% from $57.4 million in the fourth quarter of 2016. Operating earnings were $9.5 million in the 2017 fourth quarter, compared with $7.7 million in the fourth quarter of 2016, representing operating margins of 11% in the 2017 period and 13% in the 2016 period.
For the year, U.S. Services revenues before reimbursements increased 17% to $269.6 million in 2017 compared with $231.4 million in 2016. Operating earnings increased slightly to $35.7 million in 2017 as compared to $35.6 million in 2016.
International
Fourth quarter 2017 revenues before reimbursements for the International segment totaled $118.9 million, compared with $116.8 million in the 2016 fourth quarter. On a constant dollar basis, a non-GAAP measure, fourth quarter 2017 revenues were $114.9 million. International segment operating earnings were $17.6 million in the 2017 fourth quarter, compared with $11.4 million in the 2016 fourth quarter. The segment’s operating margin was 15% and 10% in the 2017 and 2016 periods, respectively.

For the year, revenues before reimbursements for the International segment totaled $449.9 million in 2017 compared with $477.3 million in 2016. Revenues on a constant dollar basis were $458.4 million after adjusting for $8.5 million in foreign exchange rate changes. Operating earnings increased 9% to $47.2 million in 2017 as compared to $43.2 million in 2016.
Broadspire
Broadspire segment revenues before reimbursements were $78.6 million in the 2017 fourth quarter, increased 6% from $74.0 million in the 2016 fourth quarter. Broadspire recorded operating earnings of $8.5 million in the fourth quarter of 2017, representing an operating margin of 11%, compared with $6.5 million, or 9% of revenues, in the 2016 fourth quarter.
For the year, Broadspire segment revenues before reimbursements increased 3% to $310.1 million in 2017 compared with $302.0 million in 2016. Operating earnings increased 9% to $32.7 million in 2017 as compared to $30.0 million in 2016.
Garden City Group
Garden City Group revenues before reimbursements were $16.5 million in the fourth quarter of 2017, down from $24.2 million in the same period of 2016. Operating losses were $(2.1) million in the 2017 fourth quarter compared with operating earnings of $1.2 million in the 2016 period. The segment’s operating margin for the 2017 quarter was (13)%, as compared to 5% in the 2016 quarter.
For the year, Garden City Group revenues before reimbursements were $76.2 million in 2017, down from $98.7 million in the same period of 2016. Operating losses were $(4.4) million in 2017, compared with operating earnings of $7.2 million in the 2016 period.
Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were $9.2 million in the fourth quarter of 2017, compared with $6.5 million in the same period of 2016. The increased costs for the fourth quarter of 2017 were due to increases in benefit costs and professional fees, partially offset by lower defined benefit pension expense.
Unallocated corporate costs, net were $15.6 million in 2017, compared with $24.0 million in 2016. The decreased costs in 2017 were due to a reduction in defined benefit pension expense, self insured expenses and professional fees.

Goodwill Impairment Charges
The Company recognized goodwill impairment charges for the entire goodwill allocated to its Garden City Group reporting unit of $19.6 million in the fourth quarter 2017. This noncash goodwill impairment charge is not reflected in segment operating earnings. The impairment charge did not affect the Company’s liquidity and had no effect on the Company’s compliance with the financial covenants under its Credit Facility.

Restructuring and Special Charges
The Company recorded restructuring and special charges of $3.3 million and $2.1 million in the 2017 and 2016 fourth quarters, respectively. For the full year, the Company recorded restructuring costs of $12.1 million in 2017 as compared to $9.5 million in 2016. Restructuring costs were comprised of costs related to the establishment and phase in of the Company's Global Business Services Center in the Philippines and Global Technology Services Center in India, restructuring and integration costs related to reductions of administrative costs and consolidation of management layers in certain operations, and other restructuring charges for asset impairments and lease termination costs.

Impact of U.S. Tax Reform
During the 2017 fourth quarter the Company recorded the estimated impact associated with the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) of $3.8 million, or $0.07 per share, primarily related to the preliminary calculation of the transition tax and remeasurement of deferred tax balances. The Company does not anticipate any cash taxes to be paid associated with the transition tax. In accordance with Staff accounting Bulletin No. 118, the estimated 2017 impact of the Tax Act enactment is subject to adjustment throughout 2018 as the Company completes its calculations and files its 2017 tax returns.

Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of December 31, 2017 totaled $54.0 million, compared with $81.6 million at December 31, 2016.
The Company’s operations provided $40.8 million of cash during the 2017 period, compared with cash provided of $98.9 million in the 2016 period. The decrease in cash provided in operating activities in the year ended December 31, 2017 compared with the prior year was primarily due to a decrease in accrued compensation, accounts payable and pension liabilities, and increases in receivables, tax and self insurance payments. During the year ended December 31, 2016, the Company settled a cross currency swap for $4.1 million, increasing cash from operations for that period.

2018 Guidance
Crawford & Company is providing initial guidance for 2018 as follows:

•	Consolidated revenues before reimbursements between $1.12 and $1.14 billion;

•	Net income attributable to shareholders of Crawford & Company between $43.0 and $48.0 million, or $0.78 to $0.88 diluted earnings per CRD-A share, and $0.71 to $0.81 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $85.0 and $95.0 million;

•	Consolidated adjusted EBITDA between $127.0 and $137.0 million.

The Company does not anticipate any restructuring and special charges in 2018.
The Company’s 2018 guidance assumes a 31.7% effective tax rate which incorporates the key provisions of U.S. Tax Reform. However, this estimated effective tax rate does not include any subsequent adjustment to the provisional estimate of the 2017 impact referred to above.
To a significant extent, Crawford’s business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
As previously announced, Crawford & Company will host a conference call on March 8, 2018 at 8:30 a.m. Eastern Time to discuss its fourth quarter 2017 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference passcode 8398939. A presentation for today’s call can also be found on the investor relations portion of the Company’s website, http://www.crawfordandcompany.com. The call will be recorded and available for replay through April 8, 2018. You may dial 1-855-859-2056 to listen to the replay. The access code is 8398939.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment charges, restructuring and special charges, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of the Company on a GAAP basis is presented below.
Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, income taxes, restructuring and special charges, and stock-based compensation expense.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments. Restructuring and special charges are non-core items not directly related to our normal business operations, or our future performance.
Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.
Income taxes are calculated for the non-GAAP presentation of net income before restructuring and special charges based on statutory rates in effect in the various jurisdictions in which charges exist, and vary by jurisdiction.

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of 2018 guidance is to the midpoint of the guidance range.

	Three months ended		Year ended		Full Year
(in thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016	Guidance 2018
Operating earnings (loss):
U.S. Services	$9,486	$7,681	$35,673	$35,624
International	17,554	11,381	47,236	43,248
Broadspire	8,494	6,506	32,729	30,003
Garden City Group	(2,106)	1,243	(4,373)	7,225
Unallocated corporate and shared costs, net	(9,226)	(6,517)	(15,559)	(23,971)
Consolidated operating earnings	24,202	20,294	95,706	92,129	$90,000
Deduct:
Net corporate interest expense	(2,388)	(1,632)	(9,062)	(9,185)	(10,000)
Stock option expense	(376)	(218)	(1,718)	(621)	(1,800)
Amortization expense	(2,747)	(2,312)	(10,982)	(9,592)	(11,000)
Goodwill impairment charges	(19,598)	—	(19,598)	—	—
Restructuring and special charges	(3,266)	(2,059)	(12,084)	(9,490)	—
Income taxes	1,530	(5,536)	(15,039)	(25,565)	(21,000)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	630	(773)	442	(1,710)	(700)
Net (loss) income attributable to shareholders of Crawford & Company	$(2,013)	$7,764	$27,665	$35,966	$45,500

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to adjusted EBITDA. The reconciliation of 2018 guidance is to the midpoint of the guidance range.

	Three months ended		Year ended		Full Year
(in thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016	Guidance 2018
Net (loss) income attributable to shareholders of Crawford & Company	$(2,013)	$7,764	$27,665	$35,966	$45,500
Add:
Depreciation and amortization	11,010	10,100	41,658	40,743	48,300
Stock-based compensation	1,688	2,006	6,661	5,252	7,200
Net corporate interest expense	2,388	1,632	9,062	9,185	10,000
Goodwill impairment charges	19,598	—	19,598	—	—
Restructuring and special charges	3,266	2,059	12,084	9,490	—
Income taxes	(1,530)	5,536	15,039	25,565	21,000
Adjusted EBITDA	$34,407	$29,097	$131,767	$126,201	$132,000

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended		Year ended
(in thousands)	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	31,212	30,978	31,322	30,793
Class B Common Stock	24,507	24,690	24,606	24,690
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	32,119	32,050	32,158	31,530
Class B Common Stock	24,507	24,690	24,606	24,690

Following are reconciliations of GAAP Net Income and Earnings Per share to non-GAAP Adjusted Net Income and Diluted Earnings Per Share.

Three months ended December 31, 2017
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$(2,013)	$(0.03)	$(0.05)
Add back:
Goodwill Impairment charges, net of tax of $7,179	12,419	0.22	0.22
Restructuring and special charges, net of tax of $1,153	2,113	0.04	0.04
Impact of tax reform in the U.S.	3,795	0.07	0.07
Non-GAAP Adjusted	$16,314	$0.30	$0.28

Three months ended December 31, 2016
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$7,764	$0.14	$0.13
Add back:
Restructuring and special charges, net of tax of $698	1,361	0.03	0.02
Non-GAAP Adjusted	$9,125	$0.17	$0.15

Year ended December 31, 2017
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$27,665	$0.52	$0.45
Add back:
Goodwill impairment charges, net of tax of $7,179	12,419	0.22	0.22
Restructuring and special charges, net of tax of $4,266	7,818	0.13	0.13
Impact of tax reform in the U.S.	3,795	0.07	0.07
Non-GAAP Adjusted	$51,697	$0.94	$0.87

Year ended December 31, 2016
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$35,966	$0.67	$0.60
Add back:
Restructuring and special charges, net of tax of $3,120	6,370	0.12	0.11
Non-GAAP Adjusted	$42,336	$0.79	$0.71

Further information regarding the Company’s operating results for the quarter and year ended December 31, 2017, financial position as of December 31, 2017, and cash flows for the year ended December 31, 2017 is shown on the attached unaudited condensed consolidated financial statements.
About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest publicly listed independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford Solution® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management; workers' compensation claims and medical management; and legal settlement administration.
The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.
Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2017	2016	% Change

Revenues:
Revenues Before Reimbursements	$298,767	$272,423	10%
Reimbursements	14,774	21,201	(30)%
Total Revenues	313,541	293,624	7%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	213,253	193,125	10%
Reimbursements	14,774	21,201	(30)%
Total Costs of Services	228,027	214,326	6%

Selling, General, and Administrative Expenses	64,662	61,670	5%
Corporate Interest Expense, Net	2,388	1,632	46%
Goodwill Impairment Charges	19,598	—	nm
Restructuring and Special Charges	3,266	2,059	59%
Total Costs and Expenses	317,941	279,687	14%

Other Income	227	136	67%

Income Before Income Taxes	(4,173)	14,073	(130)%
(Benefit) Provision for Income Taxes	(1,530)	5,536	(128)%

Net (loss) Income	(2,643)	8,537	(131)%

Net Loss (Income) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	630	(773)	(182)%

Net (loss) Income Attributable to Shareholders of Crawford & Company	$(2,013)	$7,764	(126)%

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.03)	$0.15	(120)%
Class B Common Stock	$(0.05)	$0.13	(138)%

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.03)	$0.14	(121)%
Class B Common Stock	$(0.05)	$0.13	(138)%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2017	2016	% Change

Revenues:
Revenues Before Reimbursements	$1,105,832	$1,109,286	—%
Reimbursements	57,877	68,302	(15)%
Total Revenues	1,163,709	1,177,588	(1)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	784,111	788,373	(1)%
Reimbursements	57,877	68,302	(15)%
Total Costs of Services	841,988	856,675	(2)%

Selling, General, and Administrative Expenses	239,840	239,852	—%
Corporate Interest Expense, Net	9,062	9,185	(1)%
Goodwill Impairment Charges	19,598	—	nm
Restructuring and Special Charges	12,084	9,490	27%
Total Costs and Expenses	1,122,572	1,115,202	1%

Other Income	1,125	855	32%

Income Before Income Taxes	42,262	63,241	(33)%
Provision for Income Taxes	15,039	25,565	(41)%

Net Income	27,223	37,676	(28)%

Net Loss (Income) Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	442	(1,710)	(126)%

Net Income Attributable to Shareholders of Crawford & Company	$27,665	$35,966	(23)%

Earnings Per Share - Basic:
Class A Common Stock	$0.53	$0.68	(22)%
Class B Common Stock	$0.45	$0.60	(25)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.52	$0.67	(22)%
Class B Common Stock	$0.45	$0.60	(25)%

Cash Dividends Per Share:
Class A Common Stock	$0.28	$0.28	—%
Class B Common Stock	$0.20	$0.20	—%

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2017 and December 31, 2016
Unaudited
(In Thousands, Except Par Values)

	December 31,	December 31,
	2017	2016
ASSETS

Current Assets:
Cash and Cash Equivalents	$54,011	$81,569
Accounts Receivable, Net	174,172	153,566
Unbilled Revenues, at Estimated Billable Amounts	108,745	101,809
Income Taxes Receivable	7,987	3,781
Prepaid Expenses and Other Current Assets	25,452	24,006
Total Current Assets	370,367	364,731

Net Property and Equipment	41,664	29,605

Other Assets:
Goodwill	96,916	91,750
Intangible Assets Arising from Business Acquisitions, Net	97,147	86,931
Capitalized Software Costs, Net	89,824	80,960
Deferred Income Tax Assets	24,359	30,379
Other Noncurrent Assets	67,659	51,503
Total Other Assets	375,905	341,523

Total Assets	$787,936	$735,859

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$24,641	$30
Accounts Payable	49,303	51,991
Accrued Compensation and Related Costs	75,892	74,466
Self-Insured Risks	13,407	14,771
Income Taxes Payable	2,703	3,527
Deferred Rent	15,717	12,142
Other Accrued Liabilities	36,563	34,922
Deferred Revenues	37,794	37,456
Current Installments of Capital Leases	571	982
Total Current Liabilities	256,591	230,287

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	200,460	187,002
Deferred Revenues	22,515	25,884
Accrued Pension Liabilities	87,035	105,175
Other Noncurrent Liabilities	27,596	28,247
Total Noncurrent Liabilities	337,606	346,308

Redeemable Noncontrolling Interests	6,775	—

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	31,439	31,296
Class B Common Stock, $1.00 Par Value	24,502	24,690
Additional Paid-in Capital	53,170	48,108
Retained Earnings	269,686	261,562
Accumulated Other Comprehensive Loss	(196,477)	(211,773)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	182,320	153,883
Noncontrolling Interests	4,644	5,381
Total Shareholders’ Investment	186,964	159,264

Total Liabilities and Shareholders’ Investment	$787,936	$735,859

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Unaudited
(In Thousands, Except Percentages)

Three Months Ended December 31,

	U.S. Services		%	International		%	Broadspire		%	Garden City Group		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change	2017	2016	Change

Revenues Before Reimbursements	$84,793	$57,415	48%	$118,875	$116,837	2%	$78,558	$74,002	6%	$16,541	$24,169	(32)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	58,289	35,570	64%	77,335	74,628	4%	43,146	41,284	5%	12,416	16,021	(23)%
% of Revenues Before Reimbursements	69%	62%		65%	64%		55%	56%		75%	66%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	17,018	14,164	20%	23,986	30,828	(22)%	26,918	26,212	3%	6,231	6,905	(10)%
% of Revenues Before Reimbursements	20%	25%		20%	26%		34%	35%		38%	29%

Total Operating Expenses	75,307	49,734	51%	101,321	105,456	(4)%	70,064	67,496	4%	18,647	22,926	(19)%

Operating Earnings (Loss) (1)	$9,486	$7,681	23%	$17,554	$11,381	54%	$8,494	$6,506	31%	$(2,106)	$1,243	(269)%
% of Revenues Before Reimbursements	11%	13%		15%	10%		11%	9%		(13)%	5%

Year Ended December 31

	U.S. Services		%	International		%	Broadspire		%	Garden City Group		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change	2017	2016	Change

Revenues Before Reimbursements	$269,636	$231,384	17%	$449,894	$477,262	(6)%	$310,102	$301,977	3%	$76,200	$98,663	(23)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	169,641	136,183	25%	292,384	304,024	(4)%	171,460	167,037	3%	54,246	64,816	(16)%
% of Revenues Before Reimbursements	63%	59%		65%	64%		55%	55%		71%	66%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	64,322	59,577	8%	110,274	129,990	(15)%	105,913	104,937	1%	26,327	26,622	(1)%
% of Revenues Before Reimbursements	24%	26%		25%	27%		34%	35%		35%	27%

Total Operating Expenses	233,963	195,760	20%	402,658	434,014	(7)%	277,373	271,974	2%	80,573	91,438	(12)%

Operating Earnings (Loss) (1)	$35,673	$35,624	—%	$47,236	$43,248	9%	$32,729	$30,003	9%	$(4,373)	$7,225	(161)%
% of Revenues Before Reimbursements	13%	15%		10%	9%		11%	10%		(6)%	7%
NOTE: “Direct Compensation, Fringe Benefits & Non-Employee Labor” and “Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor” components are not comparable across segments, but are comparable within each segment across periods.
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment charges, restructuring and special charges, and certain unallocated corporate and shared costs and credits. See pages 5-6 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2017 and December 31, 2016
Unaudited
(In Thousands)

	2017	2016
Cash Flows From Operating Activities:
Net Income	$27,223	$37,676
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	41,658	40,743
Impairment of Goodwill	19,598	—
Deferred Income Taxes	(2,358)	10,531
Stock-Based Compensation Costs	6,661	5,252
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(14,844)	2,781
Unbilled Revenues, Net	(2,644)	(7,782)
Accrued or Prepaid Income Taxes	(508)	1,755
Accounts Payable and Accrued Liabilities	(14,678)	17,120
Deferred Revenues	(3,482)	(8,846)
Accrued Retirement Costs	(15,364)	(9,046)
Prepaid Expenses and Other Operating Activities	(505)	8,680
Net Cash Provided by Operating Activities	40,757	98,864

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(19,044)	(10,354)
Capitalization of Computer Software Costs	(25,867)	(18,845)
Payments for Business Acquisitions, Net of Cash Acquired	(36,029)	(3,672)
Other Investing Activities	(926)	(95)
Net Cash Used in Investing Activities	(81,866)	(32,966)

Cash Flows From Financing Activities:
Cash Dividends Paid	(13,700)	(13,565)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(1,933)	(1,342)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	1,154	1,743
Decrease in Note Payable for Stock Repurchase	—	(2,206)
Repurchases of Common Stock	(7,422)	—
Increases in Short-Term and Revolving Credit Facility Borrowings	94,407	80,164
Payments on Short-Term and Revolving Credit Facility Borrowings	(58,490)	(118,044)
Payments on Capital Lease Obligations	(1,233)	(1,508)
Dividends Paid to Noncontrolling Interests	(514)	(381)
Other Financing Activities	(1,926)	(12)
Net Cash Provided by (Used in) Financing Activities	10,343	(55,151)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	3,208	(5,244)
(Decrease) Increase in Cash and Cash Equivalents	(27,558)	5,503
Cash and Cash Equivalents at Beginning of Year	81,569	76,066
Cash and Cash Equivalents at End of Period	$54,011	$81,569